Exhibit 10.21

CFS BANCORP, INC. AND CITIZENS FINANCIAL BANK
COMPENSATION CLAWBACK POLICY

     If the Board of Directors of CFS Bancorp, Inc. (the “Company”), or an appropriate committee thereof, has determined that the Company must restate the financial statements that it is required to file with the Securities and Exchange Commission (“SEC”) pursuant to applicable securities laws as a result of material noncompliance with the financial reporting requirements of such securities laws, or misstatement of financial metrics, then the Company shall have the right to recoup certain incentive compensation paid to its current or former executive officers (collectively, the “Affected Individuals”). Specifically, the Company shall have the right to recoup certain incentive compensation paid to such Affected Individuals for the three year period preceding the restatement of the Company’s financial statements. In determining what remedies to pursue, the Board of Directors, or applicable committee, will take into account all relevant factors, including such factors as required or recommended by the SEC.

     The Board will, to the extent it determines to be appropriate and consistent with the intent of this policy, require reimbursement of any bonuses, incentive payments, commissions, equity awards or other compensation (a “Covered Payment”) that is paid to the Affected Individual(s) during the three (3) year period preceding the restatement of the Company’s financial statements, cause the cancellation of awards (or portions of such awards) of restricted stock, stock appreciation rights, performance units, performance shares and outstanding stock options that were awarded during such time period, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently modified due to a restatement of all or a portion of the financial statements of the Company or its subsidiary, Citizens Financial Bank and b) the amount of the Covered Payment or any award that would have been made to the Affected Individual had the financial results been properly reported would have been lower than the amount actually earned, awarded or paid. In addition, the Board may terminate the employment of the Affected Individual, authorize legal action or take such other action to enforce the Affected Individual’s obligations to the Company or Citizens Financial Bank as it may deem appropriate in the event that the Affected Individual engaged in any fraud, negligence or intentional misconduct that contributed to the need to restate the Company’s financial statements.

     It is the duty of each Affected Individual to attest to the accuracy of any financial statements or incentive metrics in determining their Covered Payments or any award. The acceptance by an Affected Individual of a Covered Payment or any award will be deemed by the Company and Citizens Financial Bank as an attestation that the incentive metrics or underlying financial statements are not based on materially inaccurate or fraudulent information.

     It is the intent of the Company that this Policy be construed and interpreted consistent with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and any other applicable banking laws or regulations. The Board may amend this Policy at any time in its sole discretion, including without limitation, to ensure that this Policy meets the requirements of the Dodd-Frank Act and any other applicable law or regulation. The Company will provide notice of any amendment to this Policy to all relevant parties. Finally, this Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer.

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